Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement No. 333-275404 on Form S-1 of our report dated November 8, 2023, relating to the financial statements of The Fortegra Group, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/S/ Deloitte & Touche LLP

Jacksonville, Florida
December 19, 2023